Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72888) pertaining to the Odyssey HealthCare, Inc. Stock Option Plan, the Odyssey HealthCare, Inc. 2001Equity-Based Compensation Plan and the Odyssey HealthCare, Inc. Employee Stock Purchase Plan of our report dated February 6, 2004, with respect to the consolidated financial statements of Odyssey HealthCare, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Dallas, Texas	/s/ Ernst & Young LLP
March 8, 2004